EXHIBIT 10.3

SECOND LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of September 26, 2003, by and between Viewlocity, Inc. (“Borrower”) whose address is 3475 Piedmont Road, Suite 1700, Atlanta, GA 30305, and Silicon Valley Bank (“Lender”) whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated December 27, 2002, as may be amended from time to time, in the original principal amount of Five Million Dollars ($5,000,000) (the “Loan Agreement”). The Loan Agreement provides for, among other things, Lender’s issuance of Letters of Credit to Borrower in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000). Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Additionally, repayment of the Indebtedness is guaranteed by Viewlocity Australia Pty LTD, Viewlocity UK Limited, SynQuest S.A., Viewlocity Software Limited, f/k/a SynQuest Limited, and SynQuest BV, (each, a “Guarantor” and collectively, the “Guarantors”) pursuant to an Unconditional Guaranty (the “Guaranty”).

Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness, shall be referred to as the “Security Documents.” Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents.”

3. EXISTING DEFAULTS. Events of Default currently exist under the Existing Loan Documents by reason of Borrower’s failure to comply with the terms of Section 2.2 of the Loan Agreement, and accordingly, Borrower has no right to additional advances under the Existing Loan Documents.

4. MERGER. Borrower entered into that certain Agreement and Plan of Merger dated September 19, 2003 (the “Merger Agreement”) by and among Borrower, Viesta Acquisition Corporation (“Merger Sub”) and Viesta Corporation (“Merger Parent”), pursuant to which Merger Sub shall be merged with and into Borrower, with Borrower as the surviving corporation, pursuant to which Borrower shall become a wholly-owned Subsidiary of Merger Parent (the “Merger”). Lender hereby consents to the Merger, notwithstanding the restriction set forth in Section 7.3 of the Loan Agreement, subject, however, to the conditions that (a) the Merger is consummated on the terms and conditions set forth in the Merger Agreement, and (b) the Merger Agreement is not amended, modified, or supplemented without the prior written consent of Lender.

5. WAIVER AND RELEASE. In reliance upon the representations, warranties, agreements and covenants of Borrower set forth herein and in the Loan Agreement, as amended hereby, Lender hereby (a) waives, through the Revolving Maturity Date, any Event of Default arising solely out of Borrower’s failure to comply with the representation set forth in Section 5.5 of the Loan Agreement, and (b) releases SynQuest BV from its obligations as a Guarantor under the Guaranty.

6. MODIFICATIONS TO LOAN AGREEMENT.

A. The Loan Agreement is hereby modified by deleting Section 2.1 thereof in its entirety, and replacing it with the following:

2.1 Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Formula Advances.

Bank will make Formula Advances not exceeding (i) the lesser of (A) the Committed Formula Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All Formula Advances shall be evidenced by the Formula Revolving Promissory Note to be executed and delivered by Borrower to Bank and shall be repaid in accordance with the terms of the Formula Revolving Promissory Note.

2.1.2 Revolving Non-Formula Advances.

Bank will make Non-Formula Advances not exceeding the Committed Non-Formula Revolving Line. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Non-Formula Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Second Modification Date and shall be repaid in accordance with the terms of the Non-Formula Revolving Promissory Note.

2.1.3 Letters of Credit.

Bank will issue or have issued Letters of Credit (each such Letter of Credit, a “Letter of Credit”) for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not at any time exceed One Hundred Thousand Dollars ($100,000). Each Letter of Credit will have an expiry date of no later than one hundred eighty (180) days after the Revolving Maturity Date, but Borrower’s obligations to reimburse Bank under the Letters of Credit will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank, a letter of credit fee (each a “Letter of Credit Fee” and collectively the “Letter of Credit Fees”) in an amount equal to one percent (1%) per annum of the face amount of the Letter of Credit. Such Letter of Credit Fees shall be paid in advance upon the issuance of the Letter of Credit and upon each anniversary thereof, if any. In addition, Borrower shall pay to Bank any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by Bank.

2.1.4 Borrowing Procedures.

(a) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(b) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and all accrued and unpaid interest thereon are immediately payable.

(c) Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

B. The Loan Agreement is hereby further modified by deleting Section 2.3 in its entirety, and replacing it with the following:

2.3 Interest Rate, Payments.

(a) Interest Rate. (i) Formula Advances accrue interest on the outstanding principal balance in accordance with the Formula Revolving Promissory Note, and (ii) Non-Formula Advances accrue interest on the outstanding principal balance in accordance with the Non-Formula Revolving Promissory Note. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. Interest is computed on a 360 day year for the actual number of days elapsed.

(b) Payments. Interest due on the Committed Revolving Line is payable on the first (1st) day of each month. Interest due on the Non-Formula Committed Revolving Line is payable on the first (1st) day of each month. Bank may debit any of Borrower’s deposit accounts including Account Number 3300291886 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

C. The Loan Agreement is hereby further modified by deleting Section 6.2(b) in its entirety, and replacing it with the following:

(b) Not later than Friday of each week, Borrower will deliver to Bank a Borrowing Base Certificate, as of the immediately preceding Friday, signed by a Responsible Officer in the form of Exhibit C, together with aged listings of accounts receivable.

D. The Loan Agreement is hereby further modified by (i) deleting Section 6.7 in its entirety, and (ii) by deleting the Schedule to the Loan Agreement in its entirety and replacing it with the new Schedule attached hereto.

E. The Loan Agreement is hereby further modified by deleting the definition of “Advance” in Section 13.1 thereof in its entirety, and replacing it with the following:

“Advance” is either a Formula Advance or a Non-Formula Advance.

F. The Loan Agreement is hereby further modified by deleting the definition of “Committed Revolving Line” in Section 13.1 thereof in its entirety, and replacing it with the following:

“Committed Revolving Line” is, collectively, the Committed Formula Revolving Line and the Committed Non-Formula Revolving Line.

G. The Loan Agreement is hereby further modified by deleting in its entirety the definition of “Credit Extension” in Section 13.1 and replacing it with the following:

“Credit Extension” is each Advance, Letter of Credit or any other extension of credit by Bank for Borrower’s benefit.

H. The Loan Agreement is hereby further modified by deleting in its entirety the definition of “Designated Foreign Subsidiary” in Section 13.1 and replacing it with the following:

“Designated Foreign Subsidiaries” means, collectively, Viewlocity Holding France SARL (France), SC-21 PTE LTD (Singapore), Frontec Norge AS (Norway), Viewlocity Japan Co. LTD (Japan) and SynQuest BV.

I. The Loan Agreement is hereby further modified by deleting in its entirety the definition of “Letter of Credit” in Section 13.1 and replacing it with the following:

“Letter of Credit” is defined in Section 2.1.3.

J. The Loan Agreement is hereby further modified by deleting in its entirety the definition of “Permitted Investments” in Section 13.1 and replacing it with the following:

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issued; and

(c) Investments permitted pursuant to Section 7.7.

K. The Loan Agreement is hereby further modified by deleting the definition of “Revolving Maturity Date” in Section 13.1 thereof in its entirety, and replacing it with the following:

“Revolving Maturity Date” is the earlier of (i) December 23, 2003, or (ii) the date on which either Borrower or Investcorp/(212) Ventures Technology Fund I, L.P. terminates the Merger Agreement or (iii) the date on which any governmental authority having regulatory authority over Borrower or the Merger denies an approval of the Merger; provided, however, a decision by the Securities and Exchange Commission (the “SEC”) to review the Information Statement or otherwise temporarily delay the effective date of the Merger shall not cause any Advances hereunder to mature prior to the events contemplated by items (i) and (ii)

L. The Loan Agreement is hereby further modified by deleting the definition of “Revolving Promissory Note” in Section 13.1 thereof in its entirety, and replacing it with the following:

“Revolving Promissory Note” means either the Formula Revolving Promissory Note or the Non-Formula Revolving Promissory Note.

M. The Loan Agreement is hereby further modified by adding, in appropriate alphabetical order, in Section 13.1 the following new definitions of “Committed Formula Revolving Line,” “Committed Non-Formula Revolving Line,” “Formula Advance,” “Formula Revolving Promissory Note,” “Information Statement,” “Merger,” “Merger Agreement,” “Merger Parent,” “Merger Sub,” “Non-Formula Advance,” “Non-Formula Revolving Promissory Note” and “Second Modification Date”:

“Committed Formula Revolving Line” is a Credit Extension in an aggregate amount not to exceed at any one time outstanding an amount equal to One Million Six Hundred Thousand Dollars ($1,600,000) less the outstanding principal amount of the Non-Formula Advances.

“Committed Non-Formula Revolving Line” is a Credit Extension as of the Second Modification Date of up to Nine Hundred Thousand Dollars ($900,000).

“Formula Advance” or “Formula Advances” is a loan advance (or advances) made pursuant to Section 2.1.1 hereof.

“Formula Revolving Promissory Note” means that certain Revolving Promissory Note dated as of September 26, 2003 in the maximum principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

“Information Statement” means that certain Information Statement describing the Merger as submitted to the SEC on September 30, 2003.

“Merger” means the merger of Merger Sub with and into Borrower, whereby Borrower shall continue as the surviving corporation.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of September 19, 2003 by and among Borrower, Merger Sub and Merger Parent.

“Merger Parent” is Viesta Corporation, a Delaware corporation.

“Merger Sub” is Viesta Acquisition Corporation, a Georgia corporation.

“Non-Formula Advance” or “Non-Formula Advances” is a loan advance (or advances) made pursuant to Section 2.1.2 hereof.

“Non-Formula Revolving Promissory Note” means that certain Revolving Promissory Note dated as of September 24, 2003 in the maximum principal amount of Nine Hundred Thousand Dollars ($900,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

“Second Modification Date” is the date on which the Second Modification Agreement dated September 26, 2003 between Bank and Borrower becomes effective.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Sixteen Thousand Dollars ($16,000) (the “Loan Fee”) plus all out-of-pocket expenses.

9. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any outstanding amounts under the Indebtedness.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents, after giving effect to the modifications and amendments set forth in this Loan Modification Agreement. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

11. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Lender’s receipt, in form and substance satisfactory to Lender, of the following:

A. payment in full of the (i) Loan Fee and (ii) fees and expenses of Lender’s counsel incurred through the date of this Loan Modification Agreement;

B. a Formula Revolving Promissory Note of even date herewith in the maximum principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) from Borrower in favor of Lender;

C. a Non-Formula Revolving Promissory Note of even date herewith in the maximum principal amount of Nine Hundred Thousand Dollars ($900,000) from Borrower in favor of Lender;

D. a Warrant to Purchase Stock, issued by Borrower in favor of Lender (the “Borrower Warrant”), permitting Lender to purchase 300,000 shares of Borrower’s Series A Preferred Stock, at an exercise price of $2.50 per share, providing for an increase of 150,000 shares in the number of shares exercisable under the Borrower Warrant for each month or portion thereof that any Advances remain outstanding beyond the Revolving Maturity Date and containing such other terms as shall be acceptable to Lender;

E. an agreement from Merger Parent, agreeing to issue in favor of Lender, simultaneously with the consummation of the Merger, a Warrant to Purchase Stock (the “Merger Parent Warrant”), permitting Lender to purchase 137,500 shares of Merger Parent’s Series A Participating Preferred Stock (the “Shares”) at an exercise price of $1.00 per share, providing for an increase of 68,750 shares in the number of Shares exercisable under the Merger Parent Warrant for each month or portion thereof that any Advances remain outstanding beyond the Revolving Maturity Date, and otherwise being on terms and conditions comparable to the Borrower Warrant;

F. a certificate from an officer of Borrower certifying that the Information Statement has been submitted to the SEC;

G. a reaffirmation, in form and substance satisfactory to Lender, of the Guaranty, Foreign Security Agreement, Foreign Pledge Agreement or other Existing Loan Document previously executed and delivered by or with respect to any of Borrower’s Subsidiaries;

H. a lien release letter, in form and substance satisfactory to Lender, from Warburg Pincus; and

I. such other instruments, documents and agreements as Lender or its counsel may require.

[Signatures appear on following page]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: VIEWLOCITY, INC.		LENDER: SILICON VALLEY BANK

By:	/s/ L. Allen Plunk	By:	/s/ Angela Hart
Name: L. Allen Plunk		Name: Angela Hart
Title: EVP, CFO		Title: Vice President